EXHIBIT 10.2

Restated

Quota Share Reinsurance Retrocessional Agreement

By and Between

Employers Mutual Casualty Company

And

EMC Reinsurance Company

This Restated Quota Share Reinsurance Retrocessional Agreement (“Restated Agreement”) is hereby made by and between Employers Mutual Casualty Company (EMCC) and EMC Reinsurance Company (EMC Re).

WHEREAS, EMCC and EMC Re have been operating under the terms of a Quota Share Reinsurance Retrocessional Agreement (the “Agreement”) between the parties since January 1, 1981, and

WHEREAS, there have been numerous addendums, amendments and endorsements to the Agreement over the years and the parties now desire to restate the terms and coverage of the Agreement using language which conforms with industry practices; and

WHEREAS, the Inter-Company Committees of the boards of directors of EMCC and EMC Re have approved certain changes to the terms and coverage of the Agreement, which are to be incorporated into this Restated Agreement and to be effective January 1, 2006, as follows:

1.	EMC Re’s retention, or cap, on losses assumed per event will increase from $1,500,000 to $2,000,000;
2.	The cost of the $2,000,000 cap on losses assumed per event will be treated as a reduction to written premiums rather than commission expense;
3.

EMC Re will not directly pay for the outside reinsurance protection that EMCC purchases to protect itself from catastrophic losses on the assumed reinsurance business it retains in excess of the cap and will instead pay a higher premium rate (previously accounted for as commission); and

4.	EMC Re will assume all foreign exchange risk/benefit associated with contracts incepting on January 1, 2006 and thereafter that are subject to this Restated Agreement.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

I.	AGREEMENT

1.	EMCC shall cede, and EMC Re shall accept as reinsurance, One-Hundred Percent (100%) of all:
a.	“Gross Net Written Premium” less a reinsurance protection cap charge of Ten and One-Half Percent (10.5%) of “Gross Net Written Premium”,
b.	“Net Loss” incurred, except for loss arising from an “Occurrence” in excess of Two Million Dollars ($2,000,000),
c.	Underwriting expense on reinsurance contracts,
d.	on reinsurance contracts incepting on or after January 1, 2006, and
e.	Gain or loss on foreign currency on reinsurance contracts incepting on or after January 1, 2006,

arising out of “Subject to Cession” reinsurance contracts (“Policy” or “Policies”).

2.

The maximum liability transferred to EMC Re by EMCC for loss resulting from any one “Occurrence” that occurred in a prior calendar year will be subject to the reinsurance protection cap limits in effect during the applicable calendar year, as follows:

a.	1981 – 1992:	No occurrence cap.
b.	1993 – 1996:	One Million Dollars ($1,000,000) occurrence cap.
c.	1997 – 2005: One Million Five Hundred Thousand Dollars ($1,500,000) occurrence cap.

3.

All premium, loss, and expense shall be settled at least quarterly through the EMCC inter-company closing process, with settlement of amounts due to be completed no later than forty-five (45) days after the end of the applicable quarter.

II.	DEFINITIONS

1.

“Extra-contractual Obligations” means those liabilities not covered under any other provision of this Restated Agreement, including but not limited to compensatory, consequential, punitive, or exemplary damages, other than that which is a “Loss Excess of Policy Limits”, together with any legal costs and expenses incurred in connection therewith, paid as damages or in settlement or in judgment by EMCC as a result of a demand, claim or an action by its insured, its insured's assignee, or other third party, which demand, claim or action alleges negligence, gross negligence, fraud, bad faith or other tortuous behavior or conduct on the part of EMCC in the handling, adjustment, rejection or settlement of a claim under a Policy or bond covered by this Restated Agreement. An “Extra-contractual Obligation” shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy. Notwithstanding anything stated herein, this Restated Agreement shall not apply to any Extra-contractual obligation incurred by EMCC as a result of any fraudulent and/or criminal act directed against EMCC by any officers or directors of EMCC acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

2.	“Ex-gratia Settlements” shall mean payments made for which EMCC has no legal obligation under the terms and conditions of any Policy, but which are made solely to maintain the good will of EMCC.

3.	“Gross Net Written Premium” is defined as written premium booked during the applicable calendar year and before reduction for the reinsurance cap protection charge.

4.

“Loss Excess of Policy Limits” means any amount of loss, together with any legal costs and expenses incurred in connection therewith, paid as damages or in settlement or in judgment by EMCC in excess of its Policy limits, but otherwise within the coverage terms of the Policy, as a result of a demand, claim or an action by its insured, its insured's assignee, or other third party, which demand, claim or action alleges gross negligence, negligence, fraud, bad faith or other tortuous behavior or conduct on the part of EMCC in the handling of a claim under a Policy or bond covered by this Restated Agreement, in rejecting a settlement within the Policy limits, in discharging or failing to discharge a duty to defend or prepare the defense in the trial of an action against its insured, or in discharging or failing to discharge its duty to prepare or prosecute an appeal consequent upon such an action. A “Loss Excess of Policy Limits” shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy. For the avoidance of doubt, the decision by EMCC to settle a claim for an amount in excess of the Policy limit when EMCC has reasonable basis to believe that it may have liability to its insured or assignee on the claim will be deemed a “Loss Excess of Policy Limits”.

5.	“Net Loss” means:
a.	The sum total of:
(1)	Contractual indemnity loss under the coverage terms of the Policies that is reported to EMCC,
(2)	Associated Allocated Loss Expense,
(3)	“Extra-contractual Obligations” and
(4)	“Loss Excess of Policy Limits”

that is paid (or imminently payable) by EMCC in settlement of claims or in satisfaction of judgments rendered on account of those claims, after deduction of all net subrogation, salvage and other recoveries, and

(5)	Any additional case reserves (ACRs) or additional incurred but not reported reserves (IBNR) established by EMCC on “Subject to Cession” contracts.

b.	Inter-company reinsurance with respect to the original ceding companies, not to include this Restated Agreement, shall be disregarded in calculating “Net Loss”.

c.

All subrogation, salvage, recoveries, or payments recovered or received subsequent to a “Net Loss” settlement under this Restated Agreement shall be applied as if recovered or received prior to payment or settlement, and all necessary adjustments shall be made by the parties to this Restated Agreement.

d.	Nothing in this definition, however, shall be construed to mean that “Net Loss” is not recoverable from EMC Re until the “Net Loss” of EMCC has been absolutely ascertained.

6.	“Occurrence” is defined as follows:
a.

Except as otherwise provided herein, an “Occurrence” means an accident, disaster, casualty or happening, or series of accidents, disasters, casualties or happenings arising out of or following on one event, regardless of the number of interests insured or the number of Policies responding or whether the claims arising out of the “Occurrence” are made under Policies issued on an “occurrence” and/or “claims made” or other basis. Except where specifically provided otherwise in this Restated Agreement, each “Occurrence” shall be deemed to take place in its entirety as of the earliest date of loss as determined by any Policy responding to the “Occurrence”. Any claims made under an Extended Reporting Period Endorsement or any other extended reporting and/or discovery period under any Policy shall, for the purposes of this Restated Agreement, be considered to be made on the last day of the Policy period immediately preceding the extended reporting and/or discovery period.

b.

Continuous Or Repeated Injurious Exposure. As respects liability (bodily injury and property damage) other than Automobile and Products-Completed Operations Hazard coverage liability under any Policy, and at the option of EMCC, the term “Occurrence” shall also mean the sum of all damages for bodily injury and property damage sustained by each insured during a period of twelve (12) consecutive months arising out of a continuous or repeated injurious exposure to substantially the same general conditions. For purposes of this definition, the date of loss shall be deemed to be the inception or renewal date of the Policy to which payment is charged.

c.

Aggregate Basis. With respect to Policies written on an aggregate basis (not subject to an aggregate limit) and at the option of EMCC, the term “Occurrence” shall also mean all loss or losses, whether or not related or arising from the same event or occurrence, that are subject to and covered under an aggregate basis Policy (or, if such losses arise under two or more Policies written on an aggregate basis), during the twelve (12) month policy period of that Policy (or if two or more such Policies are issued to the same risk, during any twelve (12) month policy period of the Policy chosen by EMCC). The date of the “Occurrence” shall be the inception date of such new or renewal policy period (or if such losses arise under two or more Policies, the inception, anniversary or policy renewal date of the Policy chosen by EMCC). The term “policy year” refers to each annual period of the Policy which is written on an aggregate basis. To be certain, EMCC, at its option, shall be entitled to extract any “Net Loss” arising from an “Occurrence” as defined above from the provisions of this paragraph to apply the basic per occurrence reinsurance coverage of this Restated Agreement.

d.

Occupational Disease or Cumulative Injury. Each case of Occupational Disease or Cumulative Injury suffered by an employee of an EMCC insured and covered by a Workers’ Compensation or similar Policy shall be deemed to be a separate and distinct “Occurrence”. The date of such “Occurrence” shall be deemed to be the date of loss under the Policy as determined by EMCC.

7.

“Subject to Cession” shall mean all voluntary assumed reinsurance contracts unless specifically coded by EMCC “not subject to cession” at the time the synopsis (coverage summary) is set up. “Subject to Cession” shall not include non-affiliated or involuntary contracts unless specifically coded by EMCC “subject to cession” at the time the synopsis (coverage summary) is set up.

III.	CONTINUOUS CONTRACT

This contract is continuous until canceled by mutual agreement by the parties, but may be terminated by either party as of the end of any calendar year upon ninety (90) days prior written notice.

IV.	TERM
1.

This Restated Agreement shall take effect at 12:01 a.m., Central Standard Time, January 1, 2006, with respect to the accounting for “Subject to Cession” reinsurance contracts booked after such time and date.

2.

At expiration of this Restated Agreement, EMC Re shall remain liable for all Policies covered by this Restated Agreement that are in force at expiration, until the termination, expiration or renewal of such Policies, whichever occurs first, plus any discovery or extended reporting periods.

3.

However, at expiration of this Restated Agreement, EMCC shall have the option to require a return of the ceded unearned premium, net of ceding commission, as of the date of expiration, on business in force at that date, in which event EMC Re shall be released from liability for losses occurring or claims made, as applicable, after expiration.

4.

In the event this Restated Agreement expires on a run-off basis, EMC Re’s liability hereunder shall continue if EMCC is required by statute or regulation to continue coverage, until the earliest date on which EMCC may cancel the Policy.

V.	TERRITORY

The territorial limits of this contract shall be identical with those of the original reinsurance contracts.

VI.	EXCLUSIONS

This Restated Agreement shall not apply to and specifically excludes:

1.	Losses excluded by the attached Nuclear Incident Exclusion Clauses – BRMA 35 A, B and D - G.

2.

Liability of EMCC arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, that provides for any assessment of or payment or assumption by EMCC of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.	Foreign exchange risk on Policies incepting prior to January 1, 2006.
VII.	LOSS SETTLEMENTS

All loss settlements made by EMCC within the terms of this Restated Agreement or by way of compromise, including any “Ex-gratia Settlements”, shall be binding upon EMC Re, and EMC Re agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Restated Agreement.

VIII.	SALVAGE AND SUBROGATION
1.

Salvages and all recoveries, including recoveries under all reinsurances that inure to the benefit of this Restated Agreement (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

2.

All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

IX.	NO THIRD PARTY RIGHTS

This Restated Agreement is solely between EMCC and EMC Re, and in no instance shall any insured, claimant, or other third party have any rights under this Restated Agreement except as may be expressly provided otherwise herein.

X.	INSOLVENCY

1.

In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of EMCC, the portion of any risk or obligation assumed by EMC Re shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent EMCC by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of EMCC having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.

2.

Payments by EMC Re as above set forth shall be made directly to EMCC or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance or except as provided by applicable law and regulation (such as subsection (a) of section 4118 of the New York Insurance laws) in the event of the insolvency of EMCC.

3.

In the event of the insolvency of EMCC, the liquidator, receiver, conservator or statutory successor of EMCC shall give written notice to EMC Re of the pendency of a claim against the insolvent EMCC on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim any reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to EMCC or its liquidator, receiver, conservator or statutory successor.

4.

Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Restated Agreement as though such expense had been incurred by EMCC.

5.

The original insured or policyholder shall not have any rights against EMC Re which are not specifically set forth in this Restated Agreement, or in a specific agreement between EMC Re and the original insured or policyholder.

XI.	DISPUTES

Any disputes arising out of the interpretation of this contract shall be submitted to the Inter-Company Committees of the boards of directors of EMCC and EMC Re for final and binding resolution.

In WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Restated Agreement on the dates recorded below.

EMC Reinsurance Company	Employers Mutual Casualty Company

By:	/s/ Ronnie D. Hallenbeck	By:	/s/ Bruce G. Kelley
	Ronnie D. Hallenbeck		Bruce G. Kelley
	President		President & CEO

Date:	December 30, 2005	Date:	December 30, 2005

BRMA 35 A

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

U.S.A.

(1)

This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)

Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.

It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability).

II.

Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.

The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either (a) become effective on or after 1st May, 1960, or (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph III shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

BRMA 35 A

(3)

Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.	Under any Liability Coverage, to injury, sickness, disease, death or destruction (bodily injury or property damage

(a)

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)

resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization).

BRMA 35 A

II.

Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief (first aid), to expenses incurred with respect to bodily injury, sickness, disease or death (bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization).

III.	Under any Liability Coverage to injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material, if

(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)

the (injury, sickness, disease, death or destruction (bodily injury or property damages out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property thereat)).

IV.	As used in this endorsement:

“Hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means:

BRMA 35 A

(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)

any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)

any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

(With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property and "property damage" includes all forms of radioactive contamination of property..

V.

The inception dates and thereafter of all original policies affording coverages specified in this paragraph V, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph V shall not be applicable to:

(i)Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

BRMA 35 A

(4)

Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

*NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

BRMA 35 B

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE –

REINSURANCE

U.S.A.

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

IV	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

January 1, 1990

BRMA 35 B

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)

all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b)

with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

January 1, 1990

BRMA 35 D

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY – REINSURANCE

CANADA

1.

This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber, or association.

2.

Without in any way restricting the operation of paragraph 1 of his clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

Personal Liability

Farmers' Liability

Storekeepers' Liability

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

Limited Exclusion Provision.

This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

With respect to property, loss of use of such property shall be deemed to be property damage.

3.

Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

January 1, 1990

BRMA 35 D

Broad Exclusion Provision.

It is agreed that this Policy does not apply:

(a)	to liability imposed by or arising under The Nuclear Liability Act; nor

(b)

to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

(c)	to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

(i)	the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

(ii)	the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

(iii)

the possession, consumption, use, handling, disposal or transportation of fissionable substances or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

1.	The term "nuclear energy hazard" means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

January 1, 1990

BRMA 35 D

2.

The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.	The term "nuclear facility" means:

(a)	any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)

any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

(c)

any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)

any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material; and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4.	The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5.	With respect to property, loss of use of such property shall be deemed to be property damage.

January 1, 1990

BRMA 35 E

NUCLEAR INCIDENT EXCLUSION CLAUSE PHYSICAL DAMAGE AND

LIABILITY (BOILER AND MACHINERY POLICIES) - REINSURANCE - U.S.A.

(1)

This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)

Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

(a)	from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

(b)	from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

3.	However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

4.	Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all policies issued by the Reassured effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

(b)

with respect to any risk located in Canada policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date of 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

January 1, 1990

BRMA 35 F

NUCLEAR INCIDENT EXCLUSION CLAUSE

PHYSICAL DAMAGE AND LIABILITY

(BOILER AND MACHINERY POLICIES) - REINSURANCE - CANADA

(1)

This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)

Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

(a)	from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

(b)	from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3)	However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4)

Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

January 1, 1990

BRMA 35 G

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE

REINSURANCE

CANADA

1.

This Agreement does not cover any loss or liability accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(1)	Nuclear reactor power plants including all auxiliary property on the site, or

(2)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

(3)

Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(4)	Installations other than those listed in (3) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate.

(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

February 19, 1993

BRMA 35 G

4.

Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6.	The term "prescribed substances" shall have the meaning given it by the Atomic Energy Control Act R.S.C. 1974 or by any law amendatory thereof.

7.	Reinsured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

8.

Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

(a)

by any nuclear incident as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(b)	by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured, whether new, renewal or replacement, which become effective on or after December 31, 1992.

February 19, 1993